Exhibit 10.37


                                                           Contract No. MA-13450

                      AMENDMENT NO. 1 TO SECURITY AGREEMENT

SPECIAL PROVISIONS:

     This Amendment No. 1 to Security Agreement, dated of as January 21, 2000 ("Amendment No. 1 to Security Agreement"), between Perforadora Central SA. de C.V., a Mexican corporation (the "Shipowner") and the United States of America (the "United States"), represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the "Secretary"), pursuant to the provisions of Title XI of the Merchant Marine Act, 1936 as amended.

WITNESSETH:

A. The Shipowner has contracted for the construction of the TONALA, a LeTourneau Design Super 116C Jack-Up Mobile Drilling Unit (the "Vessel") to be built pursuant to the Construction Contract with TDI-Halter, Inc., a Texas corporation (the "Shipyard"). Subsequently, the Shipyard merged with TDI-Halter Limited Partnership, a Louisiana Limited Partnership (the "Merged Shipyard"), which assumed by operation of law the rights and obligations of the Shipyard under the Construction Contract, as modified, amended or supplemented thereafter;

B. Effective November 4, 1999, TDI-Halter Limited Partnership changed its name to Friede Goldman Offshore Texas, Limited Partnership.

C.   Delivery of the Vessel will occur on the date hereof;

D. To aid in the financing of the costs of construction of the Vessel, the Shipowner has entered into the Bond Purchase Agreement providing for the sale and delivery, on the Closing Date, of United States Government Guaranteed obligations in the aggregate principal amount of $70,528,000.00, designated "United States Government Guaranteed Export Ship Financing Obligations, 1998 Series" (the "Obligations") having the maturity date and interest rate set forth in the Bond Purchase Agreement, the Indenture and the Obligations (the "Guarantee Transaction");

E. As part of the Guarantee Transaction, the Shipowner executed and delivered to the Secretary, its promissory Note in the amount of the Obligations (the "Secretary's Note");

F. The Shipowner has, on the date hereof, the Delivery Date of the Vessel, provisionally registered the Vessel under the laws of Panama, and granted to the Secretary a mortgage with first priority (Contract No. MA-13451), pursuant to the laws of Panama, and enforceable under the laws of Panama and Mexico.

G. As further security to the Secretary and in consideration of the Secretary's agreeing to issue the Guarantees, the Merged Shipyard executed the Consent of Merged Shipyard to the assignment of the Construction Contract pursuant to the Security Agreement, and LeTourneau, Inc. has executed a Consent of and Grant of Rights by LeTourneau, Inc. pursuant to the assignment of the Construction Contract to the Secretary as set forth in Shipowner's assignment of the Security Agreement, and has also granted, directly to the Secretary, and to Shipowner certain rights in and to the License Agreement and Kit Construction Agreement.

H. In connection with the delivery of the Vessel, the Shipowner has agreed to grant additional security to the Secretary.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to provide security to the Secretary for the Secretary's Note, the parties hereto hereby agree as follows:

ARTICLE 1 ADDITIONS, DELETIONS AND AMENDMENTS

(1)  Concerning Table A.

     Attached hereto is Exhibit (1) to Table A setting forth the actual costs of the Vessel.

(2)  Concerning Schedule X.

     Schedule X to the Security Agreement is hereby amended by:

     (a)  adding the following definitions:

          "Amendment No. 1 to Security Agreement" shall mean this Amendment No. 1 to the Security Agreement dated January 21, 2000, between the Shipowner and the Secretary.

          "TONALA" means the jack-up drilling unit described in Recital A of Amendment 1 to Security Agreement.

          "Final Closing Date" or "Final Closing" means the date the Shipowner and Secretary executed the Mortgage.

(3) Concerning the Security Agreement Special Provisions and Exhibit 1 to the Security Agreement

     (a) Sections 3(i) and (j) are deleted in their entirety from the Security Agreement Special Provisions.


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
     (b) On the Delivery Date, and on each anniversary thereof, the Shipowner shall deposit into the Escrow Fund an amount equal to .033 of the outstanding principal amount of the Secretary's Note (the "Deposit"); provided, however, that in the event the Vessel is subject to that certain Bareboat Charter Agreement between the Shipowner and Chiles' Offshore, LLC (the "Charterer"), dated November 30, 1999 (the "Charter"), no Deposit shall be required; and provided further that in the event the Charter is terminated within the first 365 consecutive days of the Delivery Date, the Shipowner shall on the date the Charter is terminated make the Deposit that was initially due on the Delivery Date and shall make the subsequent Deposits on each anniversary of the Delivery Date. If the Charter is or is to be terminated after 365 consecutive days of the Delivery Date, the Shipowner shall make the Deposit due for the immediately preceding anniversary of the Delivery Date.

     (c) These deposits are in lieu of the Shipowner's providing the Secretary with satisfactory mortgagee rights political risk insurance, and are required only when the Vessel is in Mexico or in Mexican waters for a full year as defined in (d) below; provided however, that the Shipowner shall provide the Secretary with written notice 30 days prior to moving the Vessel to any country other than Mexico (or back to Mexico from any such other country), and the Secretary, in his sole discretion, may

               (i) require either that the Shipowner obtain political risk insurance coverage, in form and substance satisfactory to the Secretary, on the Vessel prior to the intended move, or

               (ii) (if a deposit has not made been made for the applicable full year) deposit funds in an amount equal to .003 of the outstanding principal amount of the Secretary's Note.

     (d) Notwithstanding Section (3)(b) above, in the event the Vessel is in United States waters for a full year, no such deposit shall be required for that year. A full year shall be defined as the 365 consecutive days from the Delivery Date and every anniversary thereafter.

     (e) The Shipowner shall provide the Secretary with Contingent Operators Extra Expense insurance, including coverage for control of well, redrilling, and pollution and contamination, in an amount no less than $50 million, and such insurance shall be in form and substance satisfactory to the Secretary.

     (f) The Shipowner shall also provide the Secretary with personal injury insurance which shall be in form and substance satisfactory to the Secretary; provided however, the Shipowner may forego such insurance for the Vessel's crew if and only if the Vessel is being operated in


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
          Mexican waters and her crew is covered for personal injury by the Mexican equivalent of U.S. Social Security as it exists on the Delivery Date (the "Mexican Coverage"). The Shipowner shall notify the Secretary in writing of any change in such Mexican laws, and shall provide the Secretary with a legal opinion, in form and substance satisfactory to the Secretary, from independent counsel satisfactory to the Secretary regarding the effects of any such changes.

     (g) The Shipowner shall exercise its option to terminate the Charter under the terms of Section 7(h) thereof only with the Secretary's prior written consent.

ARTICLE 2 MISCELLANEOUS PROVISIONS.

(1) The Shipowner and the Secretary hereby reaffirm the terms and provisions of the Security Agreement, as amended hereby, and declare and agree that the Security Agreement, as amended hereby, is in full force and effect.

(2) Terms used but not defined herein, but which are defined in Schedule X of the Security Agreement are used herein as so defined unless and to the extent otherwise provided in this Amendment No. 1 to Security Agreement.

(3) This Amendment No. 1 to Security Agreement may be executed in any number of counterparts. All such counterparts shall be deemed to be originals and shall together constitute but one and the same instrument.

(4) Notwithstanding any provision herein, in the event there are any inconsistencies between the original of this document held by the Secretary and the original of this document held by any other party hereto, the provisions of the original of this document held by the Secretary shall prevail.










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
         IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Security Agreement to be executed and delivered as of the day and year first above written.

                                          PERFORADORA CENTRAL S.A. DE C.V.


                                          By: /s/ PATRICIO ALVAREZ MORPHY
                                             -----------------------------------
                                              Patricio Alvarez Morphy, President

PERFORADORA CENTRAL, S.A. DE CV.
HAS NO SEAL

WITNESS BY:


/s/ JORGE VILLALPANDO BORREGO
---------------------------------------
Jorge Villalpando Borrego
Vice President and Assistant Secretary

                                          UNITED STATES OF AMERICA
                                          SECRETARY OF TRANSPORTATION


                                          BY:  /s/ JOEL C. RICHARD
                                             -----------------------------------
                                             Secretary, Maritime Administration


[SEAL]

ATTEST


By: /s/ PATRICIA E. BYRNE
   ------------------------------------
   Assistant Secretary, Maritime
           Administration








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
                                     TABLE A

                                 SUBTABLE (A)(1)


                                                        AMOUNT
                                                       OBLIGATED
TONALA                           AMOUNT PAID           TO BE PAID           TOTAL

Contract Price                 $62,500,000.00              0            $62,500,000.00

ABS Inspection Fees                  1,000.00              0                  1,000.00

Changes and Extras               5,000,000.00              0              5,000,000.00

Performance Bond                      N/A                  0                   N/A

Net Int. During Const.           6,105,697.00              0              6,105,697.00

Commitment Fee                     230,000.00              0                230,000.00

Guarantee Fee                    2,330,606.00              0              2,330,606.00

Total Actual Costs             $76,167,303.00              0            $76,167,303.00

Escrow Fund Deposit                         0              0                         0







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